EXHIBIT 4.D
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12(B) OF THE
SECURITIES EXCHANGE ACT OF 1934

Valley National Bancorp (“Valley”) has four classes of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended: (1) common stock, no par value per share (“Common Stock”); (2) Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value per share (“Series A Preferred Stock”); (3) Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share (“Series B Preferred Stock”); and (4) 8.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share (“Series C Preferred Stock”).

The following descriptions of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are summaries and do not purport to be complete. They are subject to and qualified in their entirety by reference to Valley’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Valley’s Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4D is a part. Valley encourages you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of Title 14A of the New Jersey Business Corporation Act for additional information.

Description of Common Stock

General

All outstanding shares of Common Stock are fully paid and non-assessable. The Common Stock has no sinking fund provisions or preemptive, conversion or exchange rights.

Voting Rights

At meetings of shareholders, holders of Common Stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares of Common Stock represented in person or by proxy. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Common Stock at a meeting at which a quorum is present.

Dividend Rights

Subject to the rights of holders of preferred stock as set forth in the Certificate of Incorporation, if any, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors of Valley (the “Board”) in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to the rights of holders of preferred stock as set forth in the Certificate of Incorporation, if any, holders of Common Stock are entitled to share equally and ratably in assets legally available for distribution after payment of debts and liabilities, in the event of the dissolution, liquidation or winding up of Valley.

Redemption

The Common Stock is not redeemable at the option of Valley or holders thereof.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Common Stock.

Listing

The Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “VLY.”

Description of Series A Preferred Stock

General

All outstanding shares of Series A Preferred Stock are fully paid and non-assessable. The Series A Preferred Stock has no preemptive, conversion or exchange rights and is not subject to any sinking fund or any other obligation of Valley for its repurchase or retirement.

Ranking

The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon the liquidation, dissolution or winding-up of Valley, respectively: (i) senior to the Common Stock and each other class or series of Valley capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks at least on parity with the Series A Preferred Stock; (ii) on parity with the Series B Preferred Stock, the Series C Preferred Stock and each other class or series of Valley capital stock issued in the future with terms that expressly rank it on parity with the Series A Preferred Stock; and (iii) junior to any class or series of Valley capital stock issued in the future with terms that expressly rank it senior to the Series A Preferred Stock.

Dividend Rights

Holders of Series A Preferred Stock are entitled to receive non-cumulative, non-mandatory cash dividends, if any, as may be declared from time to time by the Board, or a duly authorized committee of the Board, in its discretion out of assets legally available for the payment of dividends. These dividends are payable quarterly, in arrears, on the 30th day of March, June, September and December of each year. Dividends on Series A Preferred Stock will accrue on the liquidation preference amount of $25 per share at a rate per annum equal to 6.25% with respect to each dividend period from and including the original issue date to, but excluding, June 30, 2025, and thereafter at a rate per annum equal to the Secured Overnight Financing Rate published for three-month tenors as administered by CME Group Benchmark Administration, Ltd., or any successor administrator thereof (“three-month CME term SOFR”), on the related dividend determination date plus a tenor spread adjustment of 0.26161 percent, plus a spread of 3.85% per annum.

Priority of Dividends

If any Series A Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, on all shares of outstanding Series A Preferred Stock, then: (i) no dividend can be declared, paid or set aside for payment and no distribution can be declared, made or set aside for payment on any junior stock, including Common Stock, aside from those exceptions as listed in the Certificate of Incorporation; (ii) no share of junior stock, including Common Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any junior stock by Valley; and (iii) no share of parity stock, including Series B Preferred Stock and Series C Preferred Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any parity stock by Valley.

If dividends are not paid in full on the shares of Series A Preferred Stock and any shares of parity stock, including Series B Preferred Stock and Series C Preferred Stock, dividends may be declared and paid on Series A Preferred Stock and all such parity stock on a proportional basis as described in the Certificate of Incorporation.

Redemption

Series A Preferred Stock is not subject to any mandatory redemption. However, on and after June 30, 2025, Valley may, at its option, on any dividend payment date, as defined in the Certificate of Incorporation, subject to the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other appropriate federal banking agency, if required, redeem, in whole or in part, at any time and from time to time, out of funds legally available, shares of Series A Preferred Stock at the time outstanding, upon notice given as provided by the Certificate of Incorporation, at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series A Preferred Stock to, but excluding, the redemption date.

Within 90 days of a regulatory capital treatment event, as defined in the Certificate of Incorporation, Valley may, at its option, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, upon notice given as provided by the Certificate of Incorporation, redeem, all, but not less than all, of the shares of Series A Preferred Stock at the time outstanding at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series A Preferred Stock to, but excluding, the redemption date.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of Valley, holders of Series A Preferred Stock are entitled to receive an amount per share equal to the fixed liquidation preference of $25 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of capital stock ranking senior to Series A Preferred Stock in such distributions, and before Valley makes any distribution to holders of capital stock ranking junior to Series A Preferred Stock, including Common Stock.

If Valley’s assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of capital stock ranking on parity with Series A Preferred Stock in such distributions, including Series B Preferred Stock and Series C Preferred Stock, the holders of Series A Preferred Stock and such other shares will share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

Voting Rights

Holders of Series A Preferred Stock do not have any voting rights, except as provided by the Certificate of Incorporation (summarized herein) or as required by law.

If and whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock, or any parity stock upon which similar voting rights have been conferred (including the Series B Preferred Stock and the Series C Preferred Stock), have not been paid for an aggregate amount equal to the amount of dividends payable on Series A Preferred Stock for at least three semi-annual or six quarterly dividend periods, as defined in the Certificate of Incorporation, whether or not consecutive (the “Series A and Parity Stock Nonpayment”), the authorized number of directors on the Board will automatically be increased by two and holders of Series A Preferred Stock, with holders of any parity stock outstanding at the time, will be entitled to vote as a single class, based on respective liquidation preferences, for the election of a total of two additional directors, subject to further rules and restrictions as provided by the Certificate of Incorporation.

The foregoing voting rights will continue until full dividends have been paid on Series A Preferred Stock and parity stock for at least one year following the Series A and Parity Stock Nonpayment. In this event, holders of Series A Preferred Stock will be divested of the foregoing voting rights, subject to revesting in the event of each subsequent Series A and Parity Stock Nonpayment, and the term of office of each director so elected will terminate and the number of directors on the Board will automatically decrease by the number of directors so elected, assuming the rights of the holders of parity stock have similarly terminated.

If any Series A Preferred Stock remains outstanding, the vote or consent of holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, is necessary for effecting or validating: (i) authorization of senior stock, (ii) amendments, alterations or repeals of Series A Preferred Stock and (iii) share exchanges, reclassifications, mergers and consolidations. No vote or consent of holders of Series A Preferred Stock is required for such matters if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock are redeemed, or are called for redemption upon proper notice as provided by the Certificate of Incorporation and sufficient funds are deposited in trust for such redemption.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Series A Preferred Stock.

Listing

The Series A Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “VLYPP.”

Description of Series B Preferred Stock

General

All outstanding shares of Series B Preferred Stock are fully paid and non-assessable. The Series B Preferred Stock has no preemptive, conversion or exchange rights and is not subject to any sinking fund or any other obligation of Valley for its repurchase or retirement.

Ranking

The Series B Preferred Stock ranks, with respect to the payment of dividends and distributions upon the liquidation, dissolution or winding-up of Valley, respectively: (i) senior to the Common Stock and each other class or series of Valley capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks at least on parity with the Series B Preferred Stock; (ii) on parity with the Series A Preferred Stock, the Series C Preferred Stock and each other class or series of Valley capital stock issued in the future with terms that expressly rank it on parity with the Series B Preferred Stock; and (iii) junior to any class or series of Valley capital stock issued in the future with terms that expressly rank it senior to the Series B Preferred Stock.

Dividend Rights

Holders of Series B Preferred Stock are entitled to receive non-cumulative, non-mandatory cash dividends, if any, as may be declared from time to time by the Board, or a duly authorized committee of the Board, in its discretion out of assets legally available for the payment of dividends. These dividends are payable quarterly, in arrears, on the 30th day of March, June, September and December of each year. Dividends on Series B Preferred Stock accrued on the liquidation preference amount of $25 per share at a rate per annum equal to 5.50% with respect to each dividend period from and including the original issue date to, but excluding, September 30, 2022, and thereafter at a rate per annum equal to the three-month U.S. dollar LIBOR, as defined in the Certificate of Incorporation, on the related dividend determination date plus a spread of 3.578% per annum. Beginning with the dividend period beginning on September 30, 2023, LIBOR was replaced by three-month CME term SOFR plus a tenor spread adjustment of 0.26161 percent.

Priority of Dividends

If any Series B Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, on all shares of outstanding Series B Preferred Stock, then: (i) no dividend can be declared, paid or set aside for payment and no distribution can be declared, made or set aside for payment on any junior stock, including Common Stock, aside from those exceptions as listed in the Certificate of Incorporation; (ii) no share of junior stock, including Common Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any junior stock by Valley; and (iii) no share of parity stock, including Series A Preferred Stock and Series C Preferred Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any parity stock by Valley.

If dividends are not paid in full on the shares of Series B Preferred Stock and any shares of parity stock, including Series A Preferred Stock and Series C Preferred Stock, dividends may be declared and paid on Series B Preferred Stock and all such parity stock on a proportional basis as described in the Certificate of Incorporation.

Redemption

Series B Preferred Stock is not subject to any mandatory redemption. However, on and after September 30, 2022, Valley may, at its option, on any dividend payment date, as defined in the Certificate of Incorporation, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, redeem, in whole or in part, at any time and from time to time, out of funds legally available, shares of Series B Preferred Stock at the time outstanding, upon notice given as provided by the Certificate of Incorporation, at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series B Preferred Stock to, but excluding, the redemption date.

Within 90 days of a regulatory capital treatment event, as defined in the Certificate of Incorporation, Valley may, at its option, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, upon notice given as provided by the Certificate of Incorporation, redeem, all, but not less than all, of the shares of Series B Preferred Stock at the time outstanding at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series B Preferred Stock to, but excluding, the redemption date.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of Valley, holders of Series B Preferred Stock are entitled to receive an amount per share equal to the fixed liquidation preference of $25 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of capital stock ranking senior to Series B Preferred Stock in such distributions, and before Valley makes any distribution to holders of capital stock ranking junior to Series B Preferred Stock, including Common Stock.

If Valley’s assets are not sufficient to pay the liquidation preference in full to all holders of Series B Preferred Stock and all holders of capital stock ranking on parity with Series B Preferred Stock in such distributions, including Series A Preferred Stock and Series C Preferred Stock, the holders of Series B Preferred Stock and such other shares will share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

Voting Rights

Holders of Series B Preferred Stock do not have any voting rights, except as provided by the Certificate of Incorporation (summarized herein) or as required by law.

If and whenever, at any time or times, dividends payable on the shares of Series B Preferred Stock, or any parity stock upon which similar voting rights have been conferred (including the Series A Preferred Stock and the Series C Preferred Stock), have not been paid for an aggregate amount equal to the amount of dividends payable on Series B Preferred Stock for at least six quarterly dividend periods, as defined in the Certificate of Incorporation, whether or not consecutive (the “Series B and Parity Stock Nonpayment”), the authorized number of directors on the Board will automatically be increased by two and holders of Series B Preferred Stock, with holders of any parity stock outstanding at the time, will be entitled to vote as a single class, based on respective liquidation preferences, for the election of a total of two additional directors, subject to further rules and restrictions as provided by the Certificate of Incorporation.

The foregoing voting rights will continue until full dividends have been paid on Series B Preferred Stock and parity stock for at least one year following the Series B and Parity Stock Nonpayment. In this event, holders of Series B Preferred Stock will be divested of the foregoing voting rights, subject to revesting in the event of each subsequent Series B and Parity Stock Nonpayment, and the term of office of each director so elected will terminate and the number of directors on the Board will automatically decrease by the number of directors so elected, assuming the rights of the holders of parity stock have similarly terminated.

If any Series B Preferred Stock remains outstanding, the vote or consent of holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a single class, is necessary for effecting or validating: (i) authorization of senior stock, (ii) amendments, alterations or repeals of Series B Preferred Stock and (iii) share exchanges, reclassifications, mergers and consolidations. No vote or consent of holders of Series B Preferred Stock is required for such matters if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required, all outstanding shares of Series B Preferred Stock are redeemed, or are called for redemption upon proper notice as provided by the Certificate of Incorporation and sufficient funds are deposited in trust for such redemption.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Series B Preferred Stock.

Listing

The Series B Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “VLYPO.”

Description of Series C Preferred Stock

General

All outstanding shares of Series C Preferred Stock are fully paid and non-assessable. The Series C Preferred Stock has no preemptive, conversion or exchange rights and is not subject to any sinking fund or any other obligation of Valley for its repurchase or retirement.

Ranking

The Series C Preferred Stock ranks, with respect to the payment of dividends and distributions upon the liquidation, dissolution or winding-up of Valley, respectively: (i) senior to the Common Stock and each other class or series of Valley capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks at least on parity with the Series C Preferred Stock; (ii) on parity with the Series A Preferred Stock, the Series B Preferred Stock, and each other class or series of Valley capital stock issued in the future with terms that expressly rank it on parity with the Series C Preferred Stock; and (iii) junior to any class or series of Valley capital stock issued in the future with terms that expressly rank it senior to the Series C Preferred Stock.

Dividend Rights

Holders of Series C Preferred Stock are entitled to receive non-cumulative, non-mandatory cash dividends, if any, as may be declared from time to time by the Board, or a duly authorized committee of the Board, in its discretion out of assets legally available for the payment of dividends. These dividends are payable quarterly, in arrears, on the 30th day of March, June, September and December of each year. Dividends on Series C Preferred Stock will accrue on the liquidation preference amount of $25 per share at a rate per annum equal to 8.250% with respect to each dividend period from and including the original issue date to, but excluding, September 30, 2029 (the “first reset date”), and thereafter at a rate per annum equal to the five-year U.S. Treasury Rate, as defined in the Certificate of Incorporation, on the related reset dividend determination date plus a spread of 4.182% per annum. Following the first reset date, each reset date will fall on the fifth anniversary of the preceding reset date, and the corresponding reset dividend determination date will be the day falling two business days prior to the applicable reset date.

Priority of Dividends

If any Series C Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, on all shares of outstanding Series C Preferred Stock, then: (i) no dividend can be declared, paid or set aside for payment and no distribution can be declared, made or set aside for payment on any junior stock, including Common Stock, aside from those exceptions as listed in the Certificate of Incorporation; (ii) no share of junior stock, including Common Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any junior stock by Valley; and (iii) no share of parity stock, including Series A Preferred Stock and Series B Preferred Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any parity stock by Valley.

If dividends are not paid in full on the shares of Series C Preferred Stock and any shares of parity stock, including Series A Preferred Stock and Series B Preferred Stock, dividends may be declared and paid on Series C Preferred Stock and all such parity stock on a proportional basis as described in the Certificate of Incorporation.

Redemption

Series C Preferred Stock is not subject to any mandatory redemption. However, on and after September 30, 2029. Valley may, at its option, on any dividend payment date, as defined in the Certificate of Incorporation, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, redeem, in whole or in part, at any time and from time to time, out of funds legally available, shares of Series C Preferred Stock at the time outstanding, upon notice given as provided by the Certificate of Incorporation, at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series C Preferred Stock to, but excluding, the redemption date.

Within 90 days of a regulatory capital treatment event, as defined in the Certificate of Incorporation, Valley may, at its option, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, upon notice given as provided by the Certificate of Incorporation, redeem, all, but not less than all, of the shares of Series C Preferred Stock at the time outstanding at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series C Preferred Stock to, but excluding, the redemption date.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of Valley, holders of Series C Preferred Stock are entitled to receive an amount per share equal to the fixed liquidation preference of $25 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of capital stock ranking senior to Series C Preferred Stock in such distributions, and before Valley makes any distribution to holders of capital stock ranking junior to Series C Preferred Stock, including Common Stock.

If Valley’s assets are not sufficient to pay the liquidation preference in full to all holders of Series C Preferred Stock and all holders of capital stock ranking on parity with Series C Preferred Stock in such distributions, including Series A Preferred Stock and Series B Preferred Stock, the holders of Series C Preferred Stock and such other shares will share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

Voting Rights

Holders of Series C Preferred Stock do not have any voting rights, except as provided by the Certificate of Incorporation (summarized herein) or as required by law.

If and whenever, at any time or times, dividends payable on the shares of Series C Preferred Stock, or any parity stock upon which similar voting rights have been conferred (including the Series A Preferred Stock and the Series B Preferred Stock), have not been paid for an aggregate amount equal to the amount of dividends payable on Series C Preferred Stock for at least six quarterly dividend periods, as defined in the Certificate of Incorporation, whether or not consecutive (the “Series C and Parity Stock Nonpayment”), the authorized number of directors on the Board will automatically be increased by two and holders of Series C Preferred Stock, with holders of any parity stock outstanding at the time, will be entitled to vote as a single class, based on respective liquidation preferences, for the election of a total of two additional directors, subject to further rules and restrictions as provided by the Certificate of Incorporation.

The foregoing voting rights will continue until full dividends have been paid on Series C Preferred Stock and parity stock for at least one year following the Series C and Parity Stock Nonpayment. In this event, holders of Series C Preferred Stock will be divested of the foregoing voting rights, subject to revesting in the event of each subsequent Series C and Parity Stock Nonpayment, and the term of office of each director so elected will terminate and the number of directors on the Board will automatically decrease by the number of directors so elected, assuming the rights of the holders of parity stock have similarly terminated.

If any Series C Preferred Stock remains outstanding, the vote or consent of holders of at least 66 2/3% of the shares of Series C Preferred Stock at the time outstanding, voting as a single class, is necessary for effecting or validating: (i) authorization of senior stock, (ii) amendments, alterations or repeals of Series C Preferred Stock and (iii) share exchanges, reclassifications, mergers and consolidations. No vote or consent of holders of Series C Preferred Stock is required for such matters if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required, all outstanding shares of Series C Preferred Stock are redeemed, or are called for redemption upon proper notice as provided by the Certificate of Incorporation and sufficient funds are deposited in trust for such redemption.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for the Series C Preferred Stock.
Listing

The Series C Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “VLYPN.”

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